                          Independent Auditors' Consent

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of Stock Market Solutions, Inc. of our report dated March
9, 2003 on Form 10-KSB on the financial statements of Stock Market Solutions,
Inc. (a development stage company) as of December 31, 2002 and from January 22,
1999 (inception of development stage) to December 31, 2002 and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated March 9, 2003 contains an explanatory paragraph that states that the Company has operating losses, an accumulated deficit, cash used in operations, has a working capital deficiency, and is a development stage company with no revenues which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

/s/ SALBERG & COMPANY, P.A.
    SALBERG & COMPANY, P.A.
    Boca Raton, Florida
    June 25, 2003